Exhibit 99.b


                             PRIMECAP ODYSSEY FUNDS

                          AMENDED AND RESTATED BY-LAWS



        These Amended and Restated By-Laws are made as of the 22nd day of September, 2004 and adopted pursuant to Section 2.7 of the Amended and Restated Declaration of Trust establishing PRIMECAP Odyssey Funds, a Delaware statutory trust (the "Trust"), dated as of September 22, 2004, as from time to time amended (hereinafter called the "Declaration") and amend and restate all prior By-Laws of the Trust. All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                                   ARTICLE 1
                               MEETINGS OF HOLDERS

        1.1 Annual Meeting. An annual meeting of the Holders of Interests in the Trust, which may be held on such date and at such hour as may from time to time be designated by the Board of Trustees and stated in the notice of such meeting, is not required to be held unless certain actions must be taken by the Holders as set forth in Section 8.4 of the Declaration, or except when the Trustees consider it necessary or desirable.

        1.2 Chairman. A Chief Executive Officer shall act as chairman at all meetings of the Holders and, in the absence of a Chief Executive Officer, the Trustee or Trustees present at the meeting may elect a temporary chairman for the meeting, who may be one of themselves or an officer of the Trust.

        1.3 Proxies; Voting. Every person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Trust. Unless the Trustees declare otherwise, proxies may be given by any electronic or telecommunications device, including telefax, telephone or through the Internet. A proxy shall be deemed signed if the shareholder's name or personal identifying number (as determined by the Trustees) is placed on the vote (whether by manual signature or any electronic or telecommunications device) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing that proxy; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

        1.4 Fixing Record Dates. For the purpose of determining the Holders who are entitled to notice of or to vote or act at a meeting, including any adjournment thereof, or who are entitled to participate in any distributions, or for any other proper purpose, the Trustees may from time to time fix a record date in the manner provided in Section 8.3 of the Declaration. If



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the Trustees do not, prior to any meeting of the Holders, so fix a record date, then the date of mailing notice of the meeting shall be the record date.

        1.5 Inspectors of Election. In advance of any meeting of the Holders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of the Holders may, and on the request of any Holder or his or her proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Holders or proxies, a Majority Interests Vote shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Holders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the Interests owned by Holders, the Interests represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; shall receive votes, ballots or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote; shall count and tabulate all votes or consents and determine the results; and shall do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there are three Inspectors of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Holder or his or her proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

        1.6 Records of Meetings of Holders. At each meeting of the Holders there shall be open for inspection the minutes of the last previous meeting of Holders of the Trust and a list of the Holders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder in alphabetical order, the Holder's address and Interests owned by such Holder. Holders shall have the right to inspect books and records of the Trust during normal business hours for any purpose not harmful to the Trust.

                                    ARTICLE 2
                                    TRUSTEES

        2.1 Annual and Regular Meetings. The Trustees shall hold an Annual Meeting of the Trustees for the election of officers and the transaction of other business which may come before such meeting. Regular meetings of the Trustees may be held without call or notice at such place or places and times as the Trustees may by resolution provide from time to time.

        2.2 Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, the Chief Executive Officer, or any Co-Chief Executive Officer, the Secretary, or any two Trustees, at such time, on such day and at such place, as shall be designated in the notice of the meeting.



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         2.3 Notice. Notice of a meeting shall be given by mail (which term shall include overnight mail) or by telegram (which term shall include a cablegram or telefacsimile) or delivered personally (which term shall include notice by telephone). If notice is given by mail, it shall be mailed not later than 72 hours preceding the meeting and if given by telegram or personally, such notice shall be delivered not later than 24 hours preceding the meeting. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

        2.4 Chairman; Records. The Trustees shall appoint a Chairman of the Board from among their number. Such Chairman of the Board shall act as chairman at all meetings of the Trustees; in his or her absence a Chief Executive Officer shall act as chairman; and, in the absence of all of them, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary or any Assistant Secretary.

        2.5 Audit Committee. The Board of Trustees may, by the affirmative vote of a majority of the entire Board, appoint from its members an Audit Committee composed of two or more Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust, as the Board may from time to time determine. The Audit Committee shall have such powers as the Board may from time to time determine.

        2.6 Nominating Committee of Trustees. The Board of Trustees may, by the affirmative vote of a majority of the entire Board, appoint from its members a Trustee Nominating Committee composed of two or more Trustees. The Trustee Nominating Committee shall recommend to the Board a slate of persons to be nominated for election as Trustees by the Holders at a meeting of the Holders and a person to be elected to fill any vacancy occurring for any reason in the Board. Notwithstanding anything in this Section to the contrary, the selection and nomination of those Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) shall be committed to the discretion of such disinterested Trustees.

        2.7 Executive Committee. The Board of Trustees may appoint from its members an Executive Committee composed of those Trustees as the Board may from time to time determine, of which committee the Chairman of the Board shall be a member. In the intervals between meetings of the Board, the Executive Committee shall have the power of the Board to (a) determine the value of securities and assets owned by the Trust, (b) elect or appoint officers of the Trust to serve until the next meeting of the Board, and (c) take such action as may be necessary to manage the business of the Trust. All action by the Executive Committee shall be recorded and reported to the Board at its meeting next succeeding such action.

        2.8 Other Committees. The Board of Trustees may appoint from among its members other committees composed of two or more of its Trustees which shall have such powers as may be delegated or authorized by the resolution appointing them.



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        2.9 Committee Procedures. The Board of Trustees may at any time change the members of any committee, fill vacancies or discharge any committee. In the absence of any member of any committee, the member or members thereof present at any meeting, whether or not they constitute a quorum, may unanimously appoint to act in the place of such absent member a member of the Board who, except in the case of the Executive Committee, is not an "interested person" of the Trust as the Board may from time to time determine. Each committee may fix its own rules of procedure and may meet as and when provided by those rules. Copies of the minutes of all meetings of committees shall be distributed to the Board unless the Board shall otherwise provide.

                                    ARTICLE 3
                                    OFFICERS

        3.1 Officers of the Trust; Compensation. The officers of the Trust shall consist of at least one Chief Executive Officer, a Secretary, a Chief Financial Officer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Trustees. Any two or more of the offices may be held by the same person. If the Trustees elect more than one person as Chief Executive Officer, then each such person shall be referred to as a "Co-Chief Executive Officer." The Trustees may designate a Vice President as an Executive Vice President and may designate the order in which the other Vice Presidents may act. No officer of the Trust need be a Trustee. The Board of Trustees may determine what, if any, compensation shall be paid to officers of the Trust.

        3.2 Election and Tenure. At the initial organization meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect a Chief Executive Officer or Co-Chief Executive Officers, Secretary, Chief Financial Officer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

        3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chief Executive Officer (or Co-Chief Executive Officers) or Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

        3.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of his or her duties in such amount and with such sureties as the Trustees may determine.

        3.5 Chief Executive Officer and Vice-Presidents. The Chief Executive Officer shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees



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and shall exercise such general powers of management as are usually vested in the office of president of a corporation. In the event there is more than one Chief Executive Officer, each Co-Chief Executive Officer shall be a chief executive officer of the Trust and, subject to the control of the Trustees, each shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. The Chief Executive Officer, or a Co-Chief Executive Officer, shall preside at all meetings of the Holders and, in the absence of the Chairman of the Board, the Chief Executive Officer, or a Co-Chief Executive Officer, shall preside at all meetings of the Trustees. The Chief Executive Officer, or a Co-Chief Executive Officer, shall be, ex officio, a member of all standing committees. Subject to direction of the Trustees, the Chief Executive Officer, or any Co-Chief Executive Officer, shall have the power, in the name and on behalf of the Trust, to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chief Executive Officer, or a Co-Chief Executive Officer, shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chief Executive Officer, or a Co-Chief Executive Officer, shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the Chief Executive Officer, or any Co-Chief Executive Officer, the Vice Presidents in order of their rank or the Vice President designated by the Trustees, shall perform all of the duties of Chief Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer. Subject to the direction of the Chief Executive Officer, or the Co-Chief Executive Officers, the Chief Financial Officer and each Vice President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees, the Chairman, or the Chief Executive Officer, or a Co-Chief Executive Officer.

        3.6 Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Holders, Trustees and any committees of Trustees, provided that, in the absence or disability of the Secretary, the Holders or Trustees or committee may appoint any other person to keep the minutes of a meeting and record votes. The Secretary shall attest the signature or signatures of the officer or officers executing any instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware statutory trust and shall have such other authorities and duties as the Trustees shall from time to time determine.

        3.7 Chief Financial Officer. Except as otherwise directed by the Trustees, the Chief Financial Officer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the Chairman and the Chief Executive Officer, or the Co-Chief Executive Officers, all powers and duties normally incident to his or her office. He or she may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. He or she shall deposit all funds of the Trust as may be ordered by the Trustees, the Chairman or the Chief Executive Officer, or a Co-Chief Executive Officer. He or



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she shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust and which, together with all other property of the Trust in his or her possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Chief Financial Officer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. He or she shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser or administrator to maintain bank accounts and deposit and disburse funds on behalf of the Trust.

        3.8 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his or her office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon him or her by the Trustees or delegated to him or her by the Chief Executive Officer, or a Co-Chief Executive Officer.

                                    ARTICLE 4
                                    CUSTODIAN

        4.1 Appointment and Duties. The Trustees shall at all times employ a custodian or custodians with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws:

               (a) to hold the securities owned by the Trust and deliver the same upon written order;

               (b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

               (c) to disburse such funds upon orders or vouchers;

               all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. The Trustees may also authorize the custodian to employ one or more sub-custodians, from time to time, to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.

        4.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934 and any such other person or entity with which the Trustees may authorize deposit in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as



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fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

                                    ARTICLE 5
                                  MISCELLANEOUS

        5.1 Depositories. In accordance with Article 4 of these By-Laws, the funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser or administrator), as the Trustees may from time to time authorize.

        5.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents as provided in these By-Laws or as the Trustees may from time to time by resolution or authorization provide.

        5.3 Fiscal Year. The fiscal year of the Trust shall end on December 31 of each year, subject, however, to change from time to time by the Board of Trustees.

                                    ARTICLE 6
                          INDEMNIFICATION AND INSURANCE

        6.1 Indemnification. The Trust shall promptly indemnify and hold harmless each of its trustees and officers, and may indemnify and hold harmless any of its employees and agents, against any liabilities or expenses (collectively, "Liability") actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the Trust, to the fullest extent permitted by the Declaration of Trust and the laws of the State of Delaware, the Securities Act of 1933, and the 1940 Act, as now or hereafter in effect, subject to the provisions of paragraphs (a) and (b) of this Section 6.1. The Board of Trustees may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time these By-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these By-laws shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

               (a) Special Condition. With respect to Liability to the Trust or its Holders, and subject to applicable state and federal law, a trustee or officer shall be indemnified and held harmless pursuant to this Section 6.1 against any Liability to the Trust or its Holders unless such Liability arises by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office as defined in Section 17(h) of the 1940 Act ("disabling conduct").

               (b) Special Process Condition. With respect to Liability to the Trust or its Holders, no indemnification shall be made unless a determination has been made by reasonable and fair means that the trustee or officer has not engaged in disabling conduct. In making such a determination, the Board of Trustees shall act in conformity with then applicable law and administrative interpretations, and shall afford a trustee requesting indemnification who is not



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an "interested person" of the Trust, as defined in Section 2(a)(19) of the 1940
Act, a rebuttable presumption that such trustee did not engage in disabling conduct while acting in his or her capacity as a trustee.

        6.2 Advancement of Expenses. The Trust shall promptly advance funds to its trustees and officers, and may advance funds to its employees and agents, to cover expenses they incur with respect to any proceeding arising out of or in connection with their service to the Trust, to the fullest extent permitted by the Declaration of Trust and the laws of the State of Delaware, the Securities Act of 1933, and the 1940 Act, as now or hereafter in effect.

               (a) Affirmation of Conduct. A request by a trustee or officer for advancement of funds pursuant to this Section 6.2 shall be accompanied by the trustee's or officer's written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification, and such other statements, documents or undertakings as may be required under applicable law.

               (b) Special Conditions to Advancement. With respect to Liability to the Trust or its Holders, and subject to applicable state and federal law, a trustee or officer shall be entitled to advancements of expenses pursuant to this Section 6.2 against any Liability to the Trust or its Holders if (1) the Trust has obtained assurances required under applicable law, such as by obtaining insurance or receiving collateral provided by the trustee or officer, that the advance will be repaid if the trustee or officer is found to have engaged in disabling conduct, or (2) the Board has a reasonable belief that the trustee or officer has not engaged in disabling conduct and ultimately will be entitled to indemnification. In forming such a reasonable belief, the Board of Trustees shall act in conformity with then applicable law and administrative interpretations, and shall afford a trustee requesting an advance who is not an "interested person" of the Trust, as defined in Section 2(a)(19) of the 1940 Act, a rebuttable presumption that such trustee did not engage in disabling conduct while acting in his or her capacity as a trustee.

        6.3 Insurance. The Trust shall purchase and maintain in effect one or more policies of insurance on behalf of its trustees and officers in such amounts and with such coverage as shall be determined from time to time by the Board of Trustees, and may purchase and maintain such insurance for any of its employees and agents, issued by a reputable insurer or insurers, against any expenses actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the Trust, with customary limitations and exceptions, whether or not the Trust would have the power to indemnify such person against such expenses pursuant to this Article 6.

        6.4 General Provisions.

               (a) Non-Exclusive Rights. The provisions for indemnification of, and advancement of expenses to, trustees and officers of the Trust set forth in this Article 6 shall not be deemed exclusive of any other contractual or legal rights to which a trustee or officer may otherwise be entitled.

               (b) Continuation of Provisions. The provisions of this Article 6 shall continue as to a person who has ceased to provide service to the Trust and shall inure to the



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benefit of his or her spouses, heirs, assigns, devisees, executors, administrators and legal representatives. No amendment of the Declaration of Trust or By-Laws of the Trust shall limit or eliminate the right of a person to indemnification, advancement of expenses and insurance set forth in this Article 6 with respect to his or her acts, omissions or service to the Trust occurring prior to such amendment.

        6.5 Definitions. For purposes of this Article 6, the following terms shall have the following meanings:

               (a) "Expenses" shall include without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys' fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a proceeding.

               (b) The term "proceeding" shall include without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing, or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative.

               (c) A person's "service to the Trust" shall include without limitation his or her service as a trustee, officer, employee, agent or representative of the Trust, and his or her service at the request of the Trust as a trustee, officer, employee, agent or representative of another trust, partnership, joint venture, trust, employee benefit plan or other enterprise.

                                    ARTICLE 7
                                    INTERESTS

        7.1 Interests. Except as otherwise provided by law, the Trust shall be entitled to recognize the exclusive right of a person in whose name Interests stand on the record of Holders as the owners of such Interests for all purposes, including, without limitation, the rights to receive distributions and to vote as such owner, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in any such Interests on the part of any other person.

        7.2 Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the sale and purchase of Interests of the Trust.

        7.3 Distribution Disbursing Agents and the Like. The Trustees shall have the power to employ and compensate such distribution disbursing agents, warrant agents and agents for the reinvestment of distributions as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.



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                                    ARTICLE 8
                              AMENDMENT OF BY-LAWS

        8.1 Amendment and Repeal of By-Laws. In accordance with Section 2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, DBTA, the 1940 Act or applicable federal securities laws.

        8.2 No Personal Liability. The Declaration establishing the Trust provides that the name "PRIMECAP Odyssey Funds" does not refer to the Trustees as individuals or personally; and no Trustee, officer, employee or agent of, or Holder of Interests in, the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust (except to the extent of a Holder's Interest in the Trust).











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